UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15D OF THE
SECURITIES EXCHANGE ACT OF 1934
February 4, 2008
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 4, 2008, Intuit Inc. and Jeffrey E. Stiefler entered into a Separation Terms and General Release Agreement (the “Agreement”), under which Mr. Stiefler’s employment with Intuit will terminate on February 15, 2008 and he will provide services as a consultant through July 2008. In exchange for his waiver and release of claims in favor of the company, Mr. Stiefler will receive accelerated vesting of 40,000 restricted stock units and a one-time payment of $45,000 for continuing healthcare premiums.
     The Agreement has been filed as an exhibit to this report on Form 8-K, and becomes irrevocable 7 days from February 4, 2008.
The above description is qualified in its entirety by reference to the Separation Terms and General Release Agreement which is filed as Exhibit 10.01 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits. .
(d) Exhibits.

Exhibit No.	Description
10.01	Separation Terms and General Release Agreement by and between Intuit Inc. and Mr. Jeffrey E. Stiefler, dated February 4, 2008

          SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: February 8 , 2008	By:	/s/ R. Neil Williams
R. Neil Williams
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.01	Separation Terms and General Release Agreement by and between Intuit Inc. and Mr. Jeffrey E. Stiefler, dated February 4, 2008